EXHIBIT  3.2
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                                     BY-LAWS

                               ARTICLE I - OFFICES

     Section 1. The registered office of the corporation in the State of Nevada shall be at Monroe, Ltd., 300 South 4th Street, Suite 1111, Las Vegas, Nevada 89101.


     The  registered  Agent  in  charge  thereof  shall  be  Monroe,  Ltd.

     Section 2. The corporation may also have offices at such other places as the Board of Directors may from time to time appoint or the business of the corporation may require.


                                ARTICLE II - SEAL

     Section 1. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words Corporate Seal, Nevada.

                       ARTICLE III - STOCKHOLDERS MEETINGS

     Section 1. Meetings of stockholders shall be held at the registered office of the corporation in this state or at such place, either within ir without this state, as may be selected from time to time by the Board of Directors.

     Section  2.     Annual Meetings:     The annual meeting of the stockholders
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shall  be held on the first of February in each year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 oclock a.m., when they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. If the annual meeting for election of Directors is not held on the date designated therefore, the Directors shall cause the meeting to be held as soon thereafter as convenient.

     Section  3.     Election  of  Directors:  Elections of the Directors of the
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Corporation  will  not  be  by  written  ballot.

     Section  4.     Special  Meetings:     Special meetings of the stockholders
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may  be  called  at  any  time  by  the President, or the Board of Directors, or stockholders entitled to cast at least two-thirds of the votes which all stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than thirty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

     Business transacted at the special meetings shall be confined to the objects stated in the call and matter germane thereto, unless all stockholders entitled to vote are present and consent.

     Written notice of a special meeting of stockholders stating the time and place and object thereof, shall be given to each stockholder entitled to vote thereat at least [number] days before such meeting, unless a greater period of notice is required by statute in a particular case.

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     Section  5.     Quorum:     A  majority  of  the  outstanding shares of the
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corporation  entitled  to  vote,  represented  in  person  or  by  proxy,  shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section  6.     Proxies:     Each  stockholder  is  entitled  to  vote at a
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meeting  of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after tree years from its date, unless the proxy provides for a longer period.

     A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is an interest in the stock itself or an interest in the corporation generally. All proxies shall be filed with the Secretary of the meeting before being voted upon.

     Section  7.     Notice  of Meetings:     Whenever stockholders are required
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or  permitted  to  take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

     Unless otherwise provided by law, written notice of any meeting shall be given not less than ten or more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

     Section  8.     Consent  in Lieu of Meetings;     Any action required to be
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taken  at  any  annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than a unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section  9.     List of Stockholders:     The officer who has charge of the
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stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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                             ARTICLE IV - DIRECTORS

     Section 1. The business and affairs of this corporation shall be managed by its Board of Directors, three in number. The Directors need not be residents of this state or stockholders in the corporation. They shall be elected by the stockholders at the annual meeting of stockholders of the corporation, and each director shall be elected for the term of one year, and until his successor shall be elected and shall qualify or until his earlier resignation or removal.

     Section  2.     Regular Meeting:     Regular meetings of the Board shall be
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held  without  notice  at  the  registered office of the corporation, or at such other  time  and  place  as  shall  be  determined  by  the  Board.

     Section  3.     Special  Meetings:     Special Meetings of the Board may be
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called  by  the President on one days notice to each Director, either personally or by mail or by telegram; Special Meetings shall be called by the President of Secretary in like manner and on like notice on the written request of a majority of the Directors in office.

     Section  4.     Quorum:     A  majority  of  the  total number of Directors
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shall  constitute  a  quorum  for  the  transaction  of  business.

     Section  5.      Consent  in  Lieu  of Meeting:      Any action required or
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permitted  to  be  taken  at  any  meeting  of the Board of Directors, or of any committee thereof, may be taken without a meeting of all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceeding of the Board or committee. The Board of Directors may hold its meetings, and have an office or offices, outside of this state.

     Section  6.     Telephone  Conference:     One  or  more  Directors  may
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participate  in  a  meeting  of the Board, of a committee of the Board or of the stockholders, by means telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in this manner shall constitute presence in person at such meeting.

     Section  7.     Compensation:     Directors  as such, shall not receive any
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stated  salary  for  their services, but by resolution of the Board, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     Section  8.     Removal:     Any  Director or the entire Board of Directors
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may  be  removed,  with  or  without  cause, by the holders of a majority of the shares then entitled to vote at an election of Directors, except that when cumulative voting is permitted, if less than the entire Board is to be removed, no Director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of Directors of which he is a part.


                              ARTICLES V - OFFICERS

     Section 1. The executive officers of the corporation shall be chosen by the Directors and shall be a President, Secretary an Treasurer. The Board of Directors may also choose a Chairman, one or more Vice Presidents and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

     Section  2.     Salaries:    Salaries  of  all  officers  and agents of the
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corporation  shall  be  fixed  by  the  Board  of  Directors.

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     Section  3.     Term  of  Office:     The officers of the corporation shall
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hold  office  for  one  year  and  until  their  successors  are chosen and have qualified. Any officer or agent elected aor appointed by the Board may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby.

     Section  4.     President:     The  President  shall be the chief executive
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officer of the corporation; he shall preside at all meetings of the stockholders and Directors; he shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the corporation. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation. He shall be EX-OFFICIO a member of all committees, and shall have the general power and duties of supervision and management usually vested in the office of President of a corporation.

     Section  5.     Secretary:     The  Secretary  shall attend all sessions of
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the  Board  and  all  meetings of the stockholders and act as clerk thereof, and record all votes of the corporation and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. He shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, and under whose supervision he shall be. He shall keep in safe custody the corporate seel of the corporation, and when authorized by the Board, affix the same to any instrument requiring it.

     Section  6.     Treasurer:     The  Treasurer  shall  have  custody  of the
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corporate  funds  and  securities  and  shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall keep the moneys of the corporation in a separate account to the credit of the corporation. He shall disburse the funds of the corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

                             ARTICLE VI - VACANCIES

     Section 1. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining director. If at any time, by reason of death or resignation or other cause, the corporation should have no Directors in office, then any officer or any stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of these By-Laws.

     Section  2.     Resignations Effective at Future Date:     When one or more
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Directors shall resign from the Board, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective,

                         ARTICLE VII - CORPORATE RECORDS

     Section 1. Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporations stock ledger, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such persons interest as a stockholder, In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be directed to the corporation at its registered office in this state or at its principal place of business.

               ARTICLE VIII - STOCK CERTIFICATES, DIVIDENDS, ETC.

     Section 1. The stock certificates of the corporation shall be numbered and registered in the share ledger and transfer books of the corporation as they are issued. They shall bear the corporate seal and shall be signed by the president and secretary.

     Section  2.     Transfers:     Transfers  of  shares  shall  be made on the
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books  of  the corporation upon surrender of the certificates therefor, endorsed by the person named in the certificate or by attorney, lawfully constituted in writing. No transfer shall be made which is inconsistent with law.

     Section  3.     Lost  Certificate:     The  corporation  may  issue  anew
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certificate  of  stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or its legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     Section 4.     Record Date:     In order that the corporation may determine
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the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

     If  no  record  date  is  fixed:

          (a) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed.

          (c) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

          (d) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; providing, however, that the Board of Directors may fix a new record date for the adjournment meeting.

     Section  5.     Dividends:     The  Board  of Directors may declare and pay
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dividends  upon the outstanding shares of the corporation, from time to time and to such extent as they deem advisable, in the manner and upon the terms and conditions provided by statute and the Certificate of Incorporation.

     Section  6.     Reserves:     Before  payment  of any dividend there may be
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set  aside  out  of the net profits of the corporation such sum a the Directors, from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for the repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve in the manner in which it was created.

                      ARTICLE IX - MISCELLANEOUS PROVISIONS

     Section 1.     Checks:     All checks or demands for money and notes of the
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corporation  shall  be  signed  by  such  officer  or  officers  as the Board of
Directors  may  from  time  to  time  designate.

     Section  2.     Fiscal  Year:     The  fiscal year shall begin on the first
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day  of  January.

     Section  3.     Notice:     Whenever written notice is required to be given
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to any person, it may be given to such person, either personally or by sending a coy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the corporation, or supplied by him to the corporation for the purpose of notice. If the notice is sent by mail or by telegram, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. Such person shall specify the place, day and hour of the meeting and, in the case of a special meeting of stockholders, the general nature of the business to be transacted.

     Section  4.     Waiver  of  Notice:     Whenever  any notice is required by
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statute,  or  by  the  Certificate  or  the By-Laws of this corporation a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of stockholders, neither the business to be transacted at nor the purpose of the meeting need be specified in the waiver of notice of such meeting. Attendance of a person either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

     Section  5.     Disallowed Compensation:     Any payments made to an office
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or  employee  of  the corporation such as a salary, commission, bonus, interest, rent, travel or entertainment expense incurred by him, which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer or employee to the corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer or employee, subject to the determination of the Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

     Section  6.     Resignations:     Any  director or other officer may resign
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at  anytime, such resignation to be in writing, and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation and then from the date. The acceptance of a resignation shall be required to make it effective.

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                          ARTICLE X - ANNUAL STATEMENT

     Section 1. The President and Board of Directors shall present at each annual meeting a full and complete statement of the business and affairs of the corporation for the preceding year. Such statement shall be prepared and presented in whatever manner the Board of Directors shall deem advisable and need not be verified by a certified public accountant.

                             ARTICLE XI - AMENDMENTS

     Section 1. These By-Laws may be amended or repealed by the vote of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to cast thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose.